Exhibit 24(a)
POWER OF ATTORNEY
     KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), for itself and as depositor and owner of all the Common Securities of each of HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II, a Delaware statutory trust, and HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III, a Delaware statutory trust (each, a “Trust,” and, collectively, the “Trusts”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, CURTIS Y. HARADA, CHET A. RICHARDSON, PATRICIA U. WONG, DAVID J. REBER and MICHAEL J. O’MALLEY each of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents and, in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the omnibus shelf registration under the Securities Act of an indeterminate amount of the Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of the Company, and such other classes of securities as the Company shall hereafter determine to register, and of the Trust Preferred Securities of the Trusts and the related Trust Guarantees of the Company, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the Registration Statement to be filed with the Commission in respect of the aforementioned securities, to any and all amendments and supplements to said Registration Statement (including amendments to add additional classes of securities) and to any instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, Hawaiian Electric Industries, Inc. has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and by its Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer and attested by its Vice President-Administration and Corporate Secretary, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereunto set their hands, as of the 31st day of October, 2008. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Patricia U. Wong	By	/s/ Constance H. Lau

Patricia U. Wong Vice President-Administration and Secretary		Constance H. Lau President and Chief Executive Officer (Principal Executive Officer)

	By	/s/ Curtis Y. Harada

Curtis Y. Harada Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer (Principal Accounting and Principal Financial Officer)

/s/ Constance H. Lau	President, Chief Executive Officer and Director
Constance H. Lau

/s/ Curtis Y. Harada	Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer
Curtis Y. Harada

Director
Don E. Carroll

/s/ Shirley J. Daniel	Director
Shirley J. Daniel

/s/ Thomas B. Fargo	Director
Thomas B. Fargo

/s/ Richard W. Gushman, II	Director
Richard W. Gushman, II

/s/ Victor H. Li	Director
Victor H. Li

/s/ A. Maurice Myers	Director
A. Maurice Myers

/s/ Diane J. Plotts	Director
Diane J. Plotts

/s/ James K. Scott	Director
James K. Scott

/s/ Kelvin H. Taketa	Director
Kelvin H. Taketa

/s/ Barry K. Taniguchi	Director
Barry K. Taniguchi

/s/ Jeffrey N. Watanabe	Chairman and Director
Jeffrey N. Watanabe
[Signature Page to Power of Attorney dated October 31, 2008]

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